Exhibit 1
EXECUTION COPY
ATMOS ENERGY CORPORATION
$250,000,000 6.35% Senior Notes due 2017
UNDERWRITING AGREEMENT
June 11, 2007
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representative of the several
     Underwriters named in Schedule I attached hereto
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281
Ladies and Gentlemen:
          Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), proposes to sell $250,000,000 aggregate principal amount of the Company’s 6.35% Senior Notes due 2017 on the terms and conditions stated herein (the “Securities”). This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters. The Securities are to be issued pursuant to an indenture to be dated as of June 14, 2007 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”) and an officers’ certificate to be dated as of June 14, 2007 pursuant to Section 301 of the Indenture (the “Section 301 Officers’ Certificate”). The Securities and the Indenture are more fully described in the Prospectus (defined below).
          1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
     (a) A registration statement on Form S-3 (File No. 333-139093), including a base prospectus relating to the Securities (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities

Act. Copies of the Registration Statement (as defined below) have been delivered by the Company to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:
     (i) “Applicable Time” means 2:33PM (New York City time) on the date of this Agreement;
     (ii) “Effective Date” means any date as of which any part of the Registration Statement became effective under the Securities Act in accordance with the Rules and Regulations;
     (iii) “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as evidenced by its being so specified in Schedule II to this Agreement;
     (iv) “Issuer Free Writing Prospectus” means any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities;
     (v) “Preliminary Prospectus” means the base prospectus included in the Registration Statement, together with any preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
     (vi) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with any General Use Issuer Free Writing Prospectus filed or used by or on behalf of the Company on or before the Applicable Time as permitted by this Agreement;
     (vii) “Prospectus” means the base prospectus included in the Registration Statement, together with the final prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (viii) “Registration Statement” means, the registration statement described above, as amended as of the Effective Date for such part, including the Prospectus and all exhibits to such registration statement and any document incorporated by reference therein.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the base prospectus included in the Registration Statement, together with the latest preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any stop order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
     (b) At the time of filing the Registration Statement and, if applicable, at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act, the Company was a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) at any such time. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 4).
     (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act, the Securities Act or the Trust Indenture Act, as applicable, and the rules and regulations of the Commission thereunder.
     (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
     (g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Rules and Regulations. Each Issuer Free Writing Prospectus does not and will not conflict with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
     (j) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the most recent Preliminary Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change, or a development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).
     (k) Each “significant subsidiary” (as such term is defined in Rule 405 of the Securities Act) of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) (a) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, (b) has corporate or limited liability company power and authority, as applicable, to own, lease and operate its properties and to conduct its business as described in the most recent Preliminary Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The only Subsidiaries of the Company are the subsidiaries listed on Schedule IV and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule III.
     (l) The authorized, issued and outstanding capital stock of the Company is as set forth in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements, acquisitions or employee benefit plans each referred to in each of the most recent Preliminary Prospectus and the Prospectus or pursuant to the exercise of options or share unit awards, each referred to in each of the most recent Preliminary Prospectus and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (m) All of the issued and outstanding capital stock or limited liability company membership interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the outstanding shares of capital stock or limited liability company membership interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
     (n) The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized by the Company and, at the Delivery Date, will be executed and delivered by the Company and constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and by equitable principles of general applicability, regardless of whether such enforceability is considered in a proceeding at equity or at law. At the Delivery Date, the Section 301 Officers’ Certificate will have been duly authorized, executed and delivered by the Company.
     (o) The Securities have been duly authorized by the Company and, at the Delivery Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and by equitable principles of general applicability, regardless of whether such enforceability is considered in a proceeding at equity or at law, and will be in the form contemplated by the Pricing Disclosure Package, the Prospectus, the Indenture and the Section 301 Officers’ Certificate, and will be entitled to the benefits of the Indenture.
     (p) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Pricing Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, on or prior to the Delivery Date, as exhibits to the Registration Statement.
     (q) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.
     (r) Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the consummation of the transactions contemplated in each of the most recent Preliminary Prospectus and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action on the part of the Company and any of the subsidiaries and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges, encumbrances or a Repayment Event that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, bylaws or other organizational documents of the Company or any subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations except, with respect to (ii), as would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right, whether with or without giving of notice or passage of time or both, to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (s) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.
     (t) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending against, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the most recent Preliminary Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to affect the properties, assets or operations of the Company and its subsidiaries, except what does not result in a Material Adverse Effect, or the consummation of the transactions contemplated in this Agreement or the performance by the Company and its subsidiaries of its obligations hereunder.
     (u) The Company and each of its Subsidiaries own or possess or have the right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them the absence of which would have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement, conflict, invalidity or inadequacy would result in a Material Adverse Effect.
     (v) There have been issued and, at the Applicable Time and the Delivery Date, there shall be in full force and effect orders or authorizations of the regulatory authorities of the States of Colorado, Georgia, Illinois, Kentucky and Virginia respectively, authorizing the issuance and sale of the Securities on terms herein set forth or contemplated and no other filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement including the due execution, delivery or performance of the Indenture and the issuance of the

Securities by the Company, except such as have been already obtained or as may be required under the Securities Act or the Rules and Regulations or state securities or blue sky laws.
     (w) The Company and its subsidiaries possess such permits, licenses, approvals, consents, and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to do so would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would result in a Material Adverse Effect.
     (x) There are no persons or entities with registration rights or other similar rights to have any securities registered under the Registration Statement who have not properly waived such rights in connection with the securities registered pursuant to the Registration Statement and in connection with this offering of Securities.
     (y) The Company and its subsidiaries have good title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the most recent Preliminary Prospectus or (b) would not singly or in the aggregate have a Material Adverse Effect. All of the leases and subleases of the Company and its subsidiaries under which the Company or any of its subsidiaries holds properties described in the most recent Preliminary Prospectus are in full force and effect, except as would not result in a Material Adverse Effect.
     (z) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
     (aa) The financial statements of the Company included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and incorporated by reference in the most recent Preliminary Prospectus and the Prospectus with respect to the Company, when considered in relation to the financial statements taken as a whole, present fairly, in all material respects in accordance with GAAP, the financial information set forth therein. The selected financial data and the summary financial information included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company.
     (bb) Ernst & Young LLP, who have certified financial statements and supporting schedules of the Company and its consolidated subsidiaries, whose report is incorporated by reference in the most recent Preliminary Prospectus and in the Registration Statement, who have audited the Company’s internal control over financial reporting and management’s assessment thereof and who have delivered the initial letter referred to in Section 7(i) hereof, are registered independent public accountants as required by the Securities Act and the Rules and Regulations.
     (cc) The Company and each of its subsidiaries are not, and as of the applicable Delivery Date and upon the issuance and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
     (dd) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where failure to do so would not have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that would result in a Material Adverse Effect, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur that would result in a Material Adverse Effect, (c) the fair market value of the assets under each Plan exceeds the actuarial present value of the benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) except where failure to do so would not have a Material Adverse Effect, and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) that would result in a Material Adverse Effect; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualified status and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification that would result in a Material Adverse Effect.
     (ee) The Company is in compliance, in all material respects, with the provisions of the Sarbanes-Oxley Act of 2002 to the extent currently applicable.

     (ff) The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings or where the failure to do so would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, and the Company does not have any knowledge of any tax deficiency which would have, a Material Adverse Effect.
     (gg) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
     (hh) Except as would not result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, permit, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws, except as disclosed in the Preliminary Prospectus.
     (ii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-

15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries that is required to be disclosed in the reports the Company files, furnishes, submits or otherwise provides to the Commission under the Exchange Act is made known to the Company’s principal executive officer and principal financial officer by others within those entities in such a manner as to allow timely decisions regarding the required disclosure; such disclosure controls and procedures are effective.
     (jj) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(i) or 5(a)(viii).
     (kk) The Company has delivered to the Floating Rate Notes Trustee an irrevocable notice of redemption of 100% of the Floating Rate Notes pursuant to the terms and requirements of the Floating Rate Notes Indenture and the Floating Rate Notes setting July 15, 2007 as the date of redemption of the Floating Rate Notes. The Company is not aware of any fact that will prevent it from redeeming its Floating Rate Senior Notes due 2007 (the “Floating Rate Notes”) issued under an indenture dated as of May 22, 2001 (the “Floating Rate Indenture”) between the Company and SunTrust Bank (the “Floating Rate Indenture Trustee”) in the manner described in the Pricing Disclosure Package (the “Floating Rate Note Redemption”).
          Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby on the date of such certificate, to each Underwriter.
          2. Purchase of the Securities by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell $250,000,000 aggregate principal amount of Securities to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a price set forth in Schedule V, the aggregate principal amount of Securities set forth opposite that Underwriter’s name in Schedule I hereto, plus any additional principal amount of Securities that such Underwriter may become obligated to purchase pursuant to Section 9 of this Agreement.
          The Company shall not be obligated to deliver any of the Securities to be delivered on the Delivery Date, except upon payment for all such Securities to be purchased on such Delivery Date as provided herein.

          3. Offering of Securities by the Underwriters. Upon authorization by the Representative of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus.
          4. Delivery of and Payment for the Securities. Delivery of the Securities by the Company and payment for the Securities by the several Underwriters shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time is referred to as the “Delivery Date.” Delivery of the Securities shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase prices, as set forth in Section 2 hereof, of the Securities being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Securities through the facilities of the Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.
          The Securities to be purchased by the Underwriters shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representative may request in writing prior to the Delivery Date. The Securities will be made available in New York City for examination by the Underwriters not later than 10:00 A.M., New York City time, on the last business day prior to the Delivery Date.
          5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:
     (i) To prepare the Prospectus in a form reasonably approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any

Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (ii) To prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities as set forth in Exhibit B to this Agreement, in form and substance satisfactory to the Representative, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representative with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which Representative or counsel to the Underwriters shall reasonably object.
     (iii) To pay the applicable Commission filing fees relating to the Securities within the time required by Rule 456(b)(1);
     (iv) To furnish promptly to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (v) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, (C) any Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon the Representative’s request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (vi) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

     (vii) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent (not to be unreasonably withheld) of the Representative to the filing;
     (viii) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.
     (ix) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations and to comply with any filing requirements applicable to all Issuer Free Writing Prospectuses pursuant to the Securities Act and the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon the Representative’s request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (x) As soon as practicable, to make generally available to the Company’s security holders an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;
     (xi) Promptly from time to time to take such action to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) take any action that would subject it to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
     (xii) During the period from the date hereof to the Delivery Date, without the prior written consent of the Representative, the Company agrees not to directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities issued or guaranteed by the Company other than commercial paper backstopped by the Company’s existing credit agreement;

     (xiii) To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in the Pricing Disclosure Package and to take all actions required under the Floating Rate Notes Indenture to complete the Floating Rate Note Redemption;
     (xiv) To take all reasonable action necessary to enable Standard & Poor’s Rating Services, a division of McGraw Hill, Inc. (“S&P”), Moody’s Investors Service Inc. (“Moody’s”) and Fitch IBCA, Inc. (“Fitch”) to provide their respective credit ratings of the Securities.
     (xv) To cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.
     (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information, provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 5(a)(ii), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors.
          6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the preparation, authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, the Indenture, the Securities, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 5(a)(xi) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (f) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered; (g) any fees payable in connection with the rating of the Securities; (h) the reasonable fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities and (h) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 6 and

Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.
          7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus, including the Final Term Sheet and any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.
     (b) Gibson, Dunn & Crutcher LLP, as counsel to the Company, shall have furnished to the Representative its written opinion and letter, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibit B-1.
     (c) Hunton & Williams LLP, as Virginia counsel to the Company, shall have furnished to the Representative its written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibit B-2
     (d) Louis P. Gregory, as General Counsel to the Company, shall have furnished to the Representative his written opinion and letter, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibit B-3.
     (e) The Trustee shall have received opinion letters, dated such Delivery Date, from Gibson, Dunn & Crutcher LLP and Hunton & Williams LLP, as the Trustee may reasonably require.
     (f) The Representative shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, as the Underwriters may reasonably require.
     (g) At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (h) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (i) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer or its Chief Financial Officer stating that:
     (i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;
     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and
     (iii) There has been no material adverse change, or a development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.
     (j) There has not been any change, or any development known to the Company involving a prospective change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus; at the Delivery Date, the Securities shall be rated at least “Baa3” by Moody’s, “BBB” by S&P and “BBB+” by Fitch, and subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations) and (ii) no such organization shall have publicly announced that it has placed the Company under surveillance or review, with possible negative implications, for its rating of any of the Company’s debt securities.
     (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or New York, Texas or Virginia authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), in each case, as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
          Counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
          8. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) permitted by Section 5(b) hereof used or referred to by any Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage, liability or expense (including reasonable attorney’s fees and expenses relating to investigating or defending or preparing to defend), joint or several, or any action in respect thereof, to which the Company, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the

Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, or any such director, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ such other counsel as the indemnified party may deem necessary, and the indemnifiying party shall bear the reasonable legal or other expenses of such other counsel if (i) the indemnifying party shall have agreed; (ii) the indemnifying party has failed within a reasonable time to assume the defense of and retain counsel reasonably satisfactory to the indemnified party; or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided further, however, that the indemnifying party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the legal or other expenses of more than one separate firm of attorneys (in addition to local counsel) for all of the indemnified parties, which firm shall be designated in writing by the Company or the Representative, as applicable, and that all such legal or other expenses shall be reimbursed as they are incurred. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, provided that such unconditional release may be subject to parallel release by a claimant or plaintiff of such indemnified party, and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the aggregate principal amount of Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
     (e) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
          9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter shall fail or refuse to purchase the principal amount of Securities agreed to be purchased by such Underwriting hereunder, the remaining non-defaulting Underwriters shall be obligated to purchase the principal amount of Securities that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the principal amount of Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on such Delivery Date if the aggregate principal amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Securities to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Securities that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in, and subject to the terms of, Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

          10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(j) and 7(k) shall have occurred.
          11. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled for any reason the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representative.
          12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationships between the Company and any other person, on the one hand, and the Underwriters, on the other, exist; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

          14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to the Representative at Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, New York 10080, Attention: Syndicate Department (Fax: 212-449-6700).
     (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Louis P. Gregory (Fax: 972-855-3080).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.
          15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, any controlling person referred to herein, the other indemnities referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term “successors and assigns” shall not include a purchaser of Securities from any Underwriter merely because of such purchase.
          16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
          17. Definition of the Term “Business Day.” For purposes of this Agreement “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
          18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, ATMOS ENERGY CORPORATION
By:	/s/ JOHN P. REDDY
	Name:	John P. Reddy
	Title:	Senior Vice President and Chief Financial Officer

Accepted, as of the date first above written:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
SunTrust Capital Markets, Inc.
Wachovia Capital Markets, LLC
Banc of America Securities LLC
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Greenwich Capital Markets, Inc.
BNY Capital Markets, Inc.
Comerica Securities, Inc.
Lazard Capital Markets LLC
Piper Jaffray & Co.
SG Americas Securities, LLC
UBS Securities LLC
For itself and as Representative
of the several Underwriters

MERRILL LYNCH & Co. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ KARL F. SCHLOPY Authorized Representative

SCHEDULE I

Principal Amount of
Underwriters	Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	37,500,000
SunTrust Capital Markets, Inc.	37,500,000
Wachovia Capital Markets, LLC	37,500,000
Banc of America Securities LLC	14,584,000
Citigroup Global Markets Inc.	14,584,000
Goldman, Sachs & Co.	14,583,000
J.P. Morgan Securities Inc.	14,583,000
Lehman Brothers Inc.	14,583,000
Greenwich Capital Markets, Inc.	14,583,000
BNY Capital Markets, Inc.	8,334,000
Comerica Securities, Inc.	8,334,000
Lazard Capital Markets LLC	8,333,000
Piper Jaffray & Co.	8,333,000
SG Americas Securities, LLC	8,333,000
UBS Securities LLC	8,333,000

Total	250,000,000

Schedule I

SCHEDULE II
GENERAL USE ISSUER FREE WRITING PROSPECTUS
The General Use Issuer Free Writing Prospectus(es) included in the Disclosure Package includes each of the following:
1. Final Term Sheet dated June 11, 2007, a copy of which is attached as Exhibit B to this Agreement.
Schedule II

SCHEDULE III
LIST OF ALL SUBSIDIARIES
1.	Atmos Energy Holdings, Inc.

2.	Atmos Energy Marketing, LLC

3.	Atmos Energy Services, LLC

4.	Atmos Exploration and Production, Inc.

5.	Atmos Gathering Company, LLC

6.	Atmos Pipeline and Storage, LLC

7.	Atmos Power Systems, Inc.

8.	Blueflame Insurance Services, LTD

9.	Egasco, LLC

10.	Energas Energy Services Trust

11.	Enermart Energy Services Trust

12.	Legendary Lighting, LLC

13.	Mississippi Energies, Inc.

14.	PDH I Holding Company, Inc.

15.	Straight Creek Gathering GP, LLC

16.	Straight Creek Gathering, LP

17.	Trans Louisiana Gas Pipeline, Inc.

18.	Trans Louisiana Gas Storage, Inc.

19.	UCG Storage, Inc.

20.	Unitary GH&C Products, LLC

21.	United Cities Propane Gas, Inc.

22.	WKG Storage, Inc.
Schedule III

SCHEDULE IV
LIST OF SIGNIFICANT SUBSIDIARIES
1.	Atmos Energy Holdings, Inc.

2.	Atmos Energy Marketing, LLC
Schedule IV

SCHEDULE V
PRICING TERMS
1.	The initial public offering price of the Securities shall be 99.729% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.
2.	The purchase price to be paid by the Underwriters for the Securities shall be 99.079% of the principal amount thereof.

3.	The interest rate on the Securities shall be 6.35% per annum.
4.	The Securities will be redeemable, as a whole or in part, at the option of the Company, at any time or from the time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities discounted to the redemption date on a semi-annual basis at the treasury rate plus 20 basis points, plus, in the case of each clause (i) and (ii), accrued interest to the date of redemption.
Schedule V

EXHIBIT A
Filed Pursuant to Rule 433 under the Securities Act of 1933
Registration Statement No. 333-139093
Issuer Free Writing Prospectus, dated June 11, 2007
ATMOS ENERGY CORPORATION
6.35% Senior Notes due 2017
This Free Writing Prospectus relates only to the 6.35% Senior Notes due 2017 of Atmos Energy Corporation and should be read together with the Preliminary Prospectus Supplement dated June 11, 2007 relating to the 6.35% Senior Notes due 2017.

Issuer:	Atmos Energy Corporation

Security Description:	Senior Unsecured Notes

Ratings (Moody’s/S&P/Fitch):	Baa3 / BBB / BBB+ (Stable/Positive/Stable)
None of these ratings is a recommendation to buy, sell or hold the Notes. Each rating is subject to revision or withdrawal at any time and should be evaluated independently of any other rating

Principal Amount:	$250,000,000

Maturity:	June 15, 2017

Settlement:	June 14, 2007; T+3

Coupon:	6.35%, payable in arrears

Interest Payment Dates:	June 15 and December 15, commencing December 15, 2007

Benchmark Treasury:	T 4.50% due 05/15/17

Benchmark Treasury Price:	95-03

Benchmark Treasury Yield:	5.137%

Spread to Benchmark Treasury:	1.25%

Yield to Maturity:	6.387%

Initial Price to Public:	99.729% per Note

Redemption Provisions:	The Notes may be redeemed, at the option of Atmos Energy Corporation, at any time, in whole or in part, at a redemption price equal

A

to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted, on a semi-annual basis, at make-whole call, plus, in each case, accrued interest to the date of redemption.

Make-Whole Call	Make whole call at T+ 20 basis points

CUSIP:	049560 AH8

Minimum Denominations:	$1,000

Joint Book-Running Managers	Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Capital Markets, Inc., Wachovia Capital Markets, LLC

Senior Co-Managers	Banc of America Securities LLC., Citigroup Global Markets Inc., Goldman Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Greenwich Capital Markets, Inc.

Junior Co-Managers	BNY Capital Markets, Inc., Comerica Securities, Inc., Lazard Capital Markets LLC, Piper Jaffray & Co., SG Americas Securities, LLC, UBS Securities LLC
     Atmos Energy Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Atmos Energy Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-866-500-5408, SunTrust Capital Markets, Inc. at 1-800-685-4786 or Wachovia Capital Markets, LLC at 1-866-289-1262.

2

EXHIBIT B-1
FORM OF OPINIONS AND LETTER OF ISSUER’S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 7(b)
     1. The Company is a validly existing corporation in good standing under the laws of the State of Texas.
     2. The Company has the requisite corporate power and authority to conduct its business as described in the Prospectus and to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.
     3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     4. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Section 301 Officers’ Certificate has been duly authorized, executed and delivered by the Company.
     5. The authentication and delivery of the Securities by the Trustee are authorized and permitted by the Indenture.
     6. The Securities are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.
     7. Insofar as the statements in the most recent Preliminary Prospectus and the Prospectus under the caption “Description of Debt Securities” and “Description of the Notes” constitute a summary of the documents referred to therein, such statements present in all material respects an accurate summary of such documents.
     8. The execution and delivery of the Underwriting Agreement, the Indenture and the Securities, the issuance and sale of the Securities to the Underwriters and the delivery of the Securities pursuant to the Underwriting Agreement do not and will not require any filing with or approval of any governmental authority or regulatory body of the States of Texas or New York or the United States of America under any law or regulation currently in effect in the States of Texas or New York or the United States of America that, in our experience, is generally applicable to the transactions in the nature of those contemplated by the Underwriting Agreement, except for such filings or approvals as have already been made or obtained under the Securities Act or as may be required under state securities or blue sky laws or with respect to regulatory matters, as to which we do not express any opinion. Other than as expressly set forth

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in this paragraph, we do not express any opinion in this paragraph regarding federal or state securities laws.
     9. The execution and delivery of the Underwriting Agreement, the Indenture and the Securities, the issuance and sale of the Securities to the Underwriters and the delivery of the Securities pursuant to the Underwriting Agreement (i) do not and will not breach the terms of any document filed or incorporated by reference as an exhibit to the Registration Statement or incorporated by reference therein (“Material Contracts”), (ii) do not and will not violate the charter or bylaws of the Company and (iii) do not and will not breach the terms of any outstanding order, judgment or decree of any court or other agency of the government identified to us in a certificate (attached hereto) of the Company as constituting all orders, judgments or decrees binding on the Company based solely on our review of such orders, judgments or decrees (other than orders, judgments or decrees with respect to regulatory matters, as to which we do not express any opinion).
     10. The execution and delivery of the Underwriting Agreement, the Indenture and the Securities, the issuance and sale of the Securities to the Underwriters and the delivery of the Securities pursuant to the Underwriting Agreement do not and will not violate any law or regulation of the States of Texas or New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement. We are expressing no opinion in this paragraph on federal or state securities laws.
     11. The Company is not an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.
     12. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.
     13. To the extent that the statements in the Prospectus under “Material U.S. Federal Income Tax Considerations” purport to describe specific provisions of the Internal Revenue Code of 1986, as amended, such statements present in all material respects an accurate summary of such provisions.
     We have participated in conferences with officers and other representatives and internal counsel of the Company, representatives of the independent auditors of the Company, and your representative and counsel at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus except insofar as such statements specifically relate to us and except to the extent addressed in paragraphs 7 and 13 of

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our opinion letter to you of even date. Our identification of information as being part of the Pricing Disclosure Package is for the limited purpose of making the statements set forth in this letter. We express no opinion or belief as to the conveyance of the Pricing Disclosure Package or the Prospectus or the information contained therein to investors generally or to any particular investor at any particular time or in any particular manner.
     On the basis of the foregoing, and except for the financial statements (and related notes thereto) and schedules, statistical information that is found or derived from the internal accounting or financial records of the Company, information of an accounting or financial nature included or incorporated by reference therein, as to which we express no opinion or belief, no facts have come to our attention that led us to believe: (a) that the Registration Statement, at the time it became effective (which shall have the meaning set forth in Rule 158(c) of the Rules and Regulations) or the Prospectus, as of its date, were not appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations; or (b)(i) that the Registration Statement, at the time it became effective, contained a untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that the Prospectus, as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
* * *
     In rendering such opinion, such counsel may state that its opinion is limited to the Federal laws of the United States and the laws of the State of Texas and the State of New York.

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EXHIBIT B-2
FORM OF OPINION OF VIRGINIA COUNSEL TO THE COMPANY
TO BE DELIVERED PURSUANT TO
SECTION 7(c)
     1. The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.
     2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the most recent Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.
     3. Each of the Indenture and the Section 301 Officers’ Certificate has been duly authorized, executed and delivered by the Company.
     4. The Securities have been duly authorized, executed and delivered by the Company.
     Such counsel is aware that this opinion will be relied upon by U.S. Bank National Association, as Trustee under, and in connection with the transactions contemplated by the Indenture.
* * *
     In rendering such opinion, such counsel may state that its opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Virginia.

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EXHIBIT B-3
FORM OF OPINIONS AND LETTER OF GENERAL COUNSEL OF THE COMPANY
TO BE DELIVERED PURSUANT TO
SECTION 7(d)
     1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia.
     2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.
     3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     4. The information in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by me and is correct in all material respects.
     5. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of options or share unit awards referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     6. Each Subsidiary has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the most recent Preliminary Prospectus and the Prospectus, all of the issued and outstanding capital stock or limited liability company membership interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of my knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such liens, encumbrances, equities or claims as would not in the aggregate reasonably be expected to have a Material Adverse Effect; none of the outstanding shares of capital stock or limited liability company membership interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

B-3-1

     7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     8. The Indenture has been duly authorized, executed and delivered by the Company. The Section 301 Officers’ Certificate has been duly authorized, executed and delivered by the Company.
     9. The documents incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (other than financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to which I express no opinion or belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations under the Exchange Act.
     10. To the best of my knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to affect the properties or assets thereof, except what does not result in a Material Adverse Effect, or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder or which is required to be described in the Prospectus that is not described as required.
     11. The information in (a) the most recent Preliminary Prospectus and the Prospectus under “Prospectus Supplement Summary — Atmos Energy Corporation Recent Developments Mid-Tex Division Rate Case Decision” or “Business Regulation” or “Description of the Notes,” (b) the Annual Report on Form 10-K (the “10-K”) under “Item 1. — Business — Ratemaking Activity,” under “Item 1. — Business — Other Regulation” or under “Item 3. — Legal Proceedings,” (c) the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (the “10-Q”) under Part II “Item 1. — Legal Proceedings,” or (d) “Note 13. — Commitments and Contingencies” to the Company’s consolidated financial statements included in the 10-K or “Note 8. — Commitments and Contingencies” to the Company’s consolidated financial statements included in the 10-Q, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s articles of incorporation and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.
     12. All descriptions in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

B-3-2

     13. To the best of my knowledge, neither the Company nor any subsidiary is in violation of (i) its charter, bylaws or other organizational document and (ii) no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement, except with respect to (ii) above for such defaults that would not result in a Material Adverse Effect.
     14. There have been issued and, as of the date hereof, are in full force and effect orders or authorizations of the regulatory authorities of Colorado, Georgia, Illinois, Kentucky and Virginia, respectively, authorizing the issuance and sale of the Securities by the Company on the terms set forth or contemplated in the Underwriting Agreement; and no other filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which I express no opinion), is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement, or for the offering, issuance, sale or delivery of the Securities by the Company pursuant to the Underwriting Agreement.
     15. The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities by the Company and the consummation of the transactions contemplated in the Underwriting Agreement and the Indenture and in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (including the issuance and sale of the Securities by the Company and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such violations, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or the charter, bylaws or other organizational documents of any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, binding on the Company or any subsidiary or any of their respective properties, assets or operations. I express no opinion in this paragraph regarding federal or state securities laws.
     Except for the financial statements and related notes and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to which I express no opinion or belief, no facts have come to my attention that led me to believe: (a) that the Registration Statement, at the time it became effective (which shall have the meaning set

B-3-3

forth in Rule 158(c) of the Rules and Regulations) or the Prospectus, as of its date, were not appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations; or (b)(i) that the Registration Statement, at the time it became effective, contained a untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that the Prospectus, as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     Such counsel is aware that this opinion will be relied upon by U.S. Bank National Association, as Trustee under, and in connection with the transactions contemplated by the Indenture.
* * *
     In rendering such opinion, such counsel may state that his opinion is limited to the Federal laws of the United States, the laws of the State of Texas and the Virginia Stock Corporation Act.

B-3-4